Exhibit 21.1

NET LEASE OFFICE PROPERTIES
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary	Ownership	State or Country of Incorporation
(CA) ADS, LLC	100%	Delaware
308 Route 38 LLC	100%	Delaware
500 Jefferson Tower (TX) LLC	100%	Delaware
6000 Nathan (MN) LLC	100%	Delaware
601 Jefferson Manager (DE) LLC	100%	Delaware
601 Jefferson Tower (TX) LLC	100%	Delaware
ADS2 (CA) LLC (fka ADS2 (CA) QRS 11-41, Inc.)	100%	Delaware
AIRLIQ (TX) LLC	100%	Delaware
AUTOPRO (GA) LLC	100%	Delaware
Avasu (AZ) LLC	100%	Delaware
Avasu (AZ) Transferee LLC	100%	Delaware
Boom (MN) LLC	100%	Delaware
Boom (MN) Transferee LLC	100%	Delaware
Call LLC	100%	Delaware
CII Landlord (IL) LLC	100%	Delaware
CII Landlord (IL) MM LLC	100%	Delaware
Develop (TX) LP	100%	Delaware
Drug (AZ) LLC (fka Drug (AZ) QRS 14-42, Inc.)	100%	Delaware
Finnestadveien 44 II AS	100%	Norway
FLOUR POWER (OH) LLC	100%	Delaware
GRC GP (TX) LLC (fka GRC (TX) QRS 15-47, Inc.)	100%	Delaware
GRC (TX) Limited Partnership	100%	Delaware
GRC-II (TX) LLC (fka GRC-II (TX) QRS 15-80, Inc.)	100%	Delaware
GRC-II (TX) Limited Partnership	100%	Delaware
Hawk (IA) LLC	100%	Delaware
Hawk JV Landlord (IA) LLC	100%	Delaware
Hawk Landlord (IA) LLC	100%	Delaware
Health Landlord (MN) LLC	100%	Delaware
HM Benefits (MI) LLC (fka HM Benefits (MI) QRS 16-18, Inc.)	100%	Delaware
HNGS AUTO (MI) LLC	100%	Delaware
ICALL BTS (VA) LLC	100%	Delaware
Jax Costa (FL) LLC	100%	Delaware
Jax Costa Transferee LLC	100%	Delaware
Jax Costa Transferee Principal LLC	100%	Delaware
JPCentre (TX) LLC	100%	Delaware
JPCentre Manager (TX) LLC	100%	Delaware
JPTampa Management (FL) LLC	100%	Delaware
MEDI (PA) LLC	100%	Delaware
Merge (WI) LLC	100%	Delaware
Merge (WI) Transferee LLC	100%	Delaware
MIS EGN (MN) LLC	100%	Delaware
MIS EGN (MN) Transferee LLC	100%	Delaware
Morisek Hoffman (IL) LLC	100%	Delaware

Name of Subsidiary	Ownership	State or Country of Incorporation
Morrisville Landlord GP (NC) LLC	100%	Delaware
Morrisville Landlord (NC) LP	100%	Delaware
NLO Admir B.V.	100%	Netherlands
NLO Financing B.V.	100%	Netherlands
NLO Holding B.V. (fka WPC REIT Fau 42 B.V.)	100%	Netherlands
NLO Holding Company LLC	100%	Delaware
NLO International Holding LP	100%	Delaware
NLO International Holding GP TRS LLC	100%	Delaware
NLO MB TRS LLC	100%	Delaware
NLO Mezzanine Borrower LLC	100%	Delaware
NLO Noki Sp. z o.o.	100%	Poland
NLO Npow B.V.	100%	Netherlands
NLO OP LLC	100%	Delaware
NLO Pledgor LLC	100%	Delaware
NLO SubREIT LLC	100%	Delaware
Oak Creek 17 Investor (WI) LLC	100%	Delaware
Orlando Storage 17 (FL) LLC	100%	Delaware
ØAV 88 AS	100%	Norway
Popcorn (TX) LLC (fka Popcorn (TX) QRS 14-43, Inc.)	100%	Delaware
Roosevelt Blvd North (FL) LLC	100%	Delaware
RRD (IL) LLC	100%	Delaware
Rush It LLC	100%	Delaware
Spring Forest Road (NC) LLC	100%	Delaware
Stone Oak 17 (TX) LLC	100%	Delaware
Telegraph (MO) LLC	100%	Delaware
Truth (MN) LLC	100%	Delaware
Turbo Headquarters (TX) LLC	100%	Delaware
Turbo Headquarters (TX) Transferee LLC	100%	Delaware
USO Landlord (TX) LLC	100%	Delaware
Vandenburg Blvd (PA) LLC	100%	Delaware
Venice (CA) LP	100%	Delaware
Venice (CA) Transferee LLC	100%	Delaware
Venice (CA) Transferee Principal LLC	100%	Delaware
WPC Crown Colony (MA) LLC	100%	Delaware